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                                                                   EXHIBIT 14(a)



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the references to our firm under the captions "Financial Highlights" for Stein Roe High Yield Fund, Class S (one of the series comprising Liberty-Stein Roe Funds Income Trust) in the Stein Roe Taxable Bond Funds Prospectus and Liberty High Yield Bond Fund Class A Prospectus and "Independent Auditors" and "Financial Statements" in the Liberty-Stein Roe Funds Income Trust Statements of Additional Information and to the incorporation by reference of our reports dated August 22, 2001 with respect to the financial statements and financial highlights of Stein Roe High Yield Fund and Liberty High Yield Bond Fund, Class A included in the Stein Roe Taxable Bond Funds Annual Report and the Liberty High Yield Bond Fund, Class A Annual Report (collectively "our reports"), each dated June 30, 2001, which Prospectuses, Statements of Additional Information, and our reports are incorporated by reference in the Combined Prospectus and Proxy Statement included in this Registration Statement on Form N-14 of Liberty Funds Trust I.


                                                        ERNST & YOUNG LLP


Boston, Massachusetts
March 27, 2002